UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 1, 2016

Park Sterling Corporation

(Exact name of registrant as specified in its charter)

North Carolina	001-35032	27-4107242
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1043 E. Morehead Street, Suite 201, Charlotte, NC	28204
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 716-2134

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01     Completion of Acquisition or Disposition of Assets.

On January 1, 2016, Park Sterling Corporation (the “Registrant”), the bank holding company for Park Sterling Bank, completed its previously announced acquisition by merger of First Capital Bancorp, Inc. (“First Capital”), the bank holding company for First Capital Bank (the “Merger”). First Capital merged with and into the Registrant, with the Registrant as the surviving entity. The Merger was completed pursuant to an Agreement and Plan of Merger, dated as of September 30, 2015, between the Registrant and First Capital (the “Merger Agreement”). Prior to entry into the Merger Agreement, no material relationship existed between the Registrant and First Capital and any of their respective affiliates.

Upon the completion of the Merger, each outstanding share of First Capital’s common stock, except for shares owned by the Registrant, First Capital or any of their respective wholly owned subsidiaries (other than shares held in trust or managed accounts), was converted into the right to receive either: (i) $5.54 in cash, (ii) 0.7748 shares of the Registrant’s common stock or (iii) a combination thereof, as elected by First Capital’s shareholders. This election was subject to the limitation that no more than 30% of the shares of First Capital’s common stock would be exchanged for cash, with the remaining 70% to be exchanged for shares of the Registrant’s common stock. The Merger Agreement contains a proration provision that effected this limitation. Cash was also paid in lieu of fractional shares. The exchange of First Capital shares for Park Sterling shares is expected to qualify as a tax-free transaction.

In addition, upon the completion of the Merger Agreement, (i) each outstanding option to purchase shares of First Capital common stock was converted into the right to receive merger consideration consisting of cash in an amount equal to the product of (i) $5.54 minus the per share exercise price of such option and (ii) the number of shares of First Capital common stock subject to such option and (ii) each share of First Capital restricted stock automatically vested such that each holder of First Capital restricted stock became entitled to receive 100% of the merger consideration for such holder’s shares. Also, each warrant to purchase First Capital common stock was converted into the right to receive either (i) $1.77 in cash, (ii) 0.24755 shares of the Registrant’s common stock or (iii) a combination thereof, as elected by the holders of such First Capital warrants. This election was subject to the limitation that no more than 30% of the warrants to purchase First Capital common stock be exchanged for cash, with the remaining 70% to be exchanged for shares of the Registrant’s common stock. The Merger Agreement contains a proration provision that effected this limitation.

After application of the elections made by the holders of First Capital’s common stock and warrants and the allocation procedures contained in the Merger Agreement, the aggregate merger consideration consisted of approximately 8,376,472 shares of the Registrant’s common stock and approximately $25.8 million in cash. Based upon the $7.32 per share closing price of the Registrant’s common stock on December 31, 2015, the transaction value was approximately $87.1 million.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Pursuant to the Merger Agreement, following completion of the Merger, Grant S. Grayson and Robert G. Whitten, were to be appointed to serve on the Registrant’s Board of Directors (the “Board”). Effective January 1, 2016, in accordance with the Articles of Incorporation and Bylaws of the Registrant, the Board increased the number of directors of the Registrant from ten to twelve and appointed each of Messrs. Grayson and Whitten to serve as a director of the Registrant until the Registrant’s 2016 Annual Meeting of Shareholders, or until his earlier resignation, removal or retirement or until his successor is duly elected and qualified to serve. Mr. Grayson is the former Chairman of First Capital’s board of directors and Mr. Whitten is a former member of First Capital’s board of directors. Mr. Grayson is expected to serve on the Loan and Risk and Compensation and Development Committees of the Board. Mr. Whitten is expected to serve on the Audit and Trust and Investment Committees of the Board.

Messrs. Grayson and Whitten will receive compensation as nonemployee directors consistent with the Registrant’s standard nonemployee director compensation practices and are also eligible to participate in the Park Sterling Corporation 2014 Long Term Incentive Plan (the “Plan”), pursuant to which members of the Board may receive awards or grants from time to time as recommended by the Nominating and Governance Committee of the Board and approved by the Board. A description of the Registrant’s standard nonemployee director compensation practices and the Plan can be found in the section titled “Compensation of Directors” in the Registrant’s definitive proxy statement in connection with its 2015 Annual Meeting of Shareholders filed April 13, 2015.

Each of the former directors of First Capital, including Messrs. Grayson and Whitten, executed a support agreement with Park Sterling pursuant to which, among other things, each agreed to vote his or her shares of First Capital’s common stock in favor of the Merger and against an alternative business combination and agreed not to sell or transfer any shares of First Capital’s common stock. The form of the support agreement is included as Exhibit B to the Merger Agreement. There are no additional related-party transactions with respect to Messrs. Grayson and Whitten required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 8.01     Other Events

On January 4, 2016, the Registrant issued a press release announcing completion of the Merger. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

The audited financial statements of First Capital at and for the years ended December 31, 2014 and 2013 and the unaudited financial statements of First Capital at and for the nine months ended September 30, 2015 and 2014 are attached hereto as Exhibits 99.2 and 99.3, respectively, and are incorporated herein by reference.

(b) Pro Forma Financial Information

The unaudited pro forma financial information of the Registrant and First Capital at and for the year ended December 31, 2015 and for the nine months ended September 30, 2015, in each case reflecting the Merger on a pro forma basis, is attached hereto as Exhibit 99.4 and is incorporated herein by reference.

(d) Exhibits

Exhibit No.	Exhibit Description

2.1#	Agreement and Plan of Merger dated September 30, 2015 between the Registrant and First Capital
23.1	Consent of Cherry Bekaert LLP
99.1	Press Release of the Registrant, dated January 4, 2016.
99.2	Audited Consolidated Financial Statements of First Capital at and for the years ended December 31, 2014 and 2013
99.3	Unaudited Consolidated Financial Statements of First Capital at and for the nine months ended September 30, 2015 and 2014
99.4	Unaudited Pro Forma Condensed Combined Financial Information of the Registrant and First Capital

#     Incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed October 1, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2016	PARK STERLING CORPORATION

	By:	/s/ David L. Gaines
David L. Gaines
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

2.1#	Agreement and Plan of Merger dated September 30, 2015 between the Registrant and First Capital
23.1	Consent of Cherry Bekaert LLP
99.1	Press Release of the Registrant, dated January 4, 2016.
99.2	Audited Consolidated Financial Statements of First Capital at and for the years ended December 31, 2014 and 2013
99.3	Unaudited Consolidated Financial Statements of First Capital at and for the nine months ended September 30, 2015 and 2014
99.4	Unaudited Pro Forma Condensed Combined Financial Information of the Registrant and First Capital

#     Incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed October 1, 2015.

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